                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

--------------------------------------------------------------------------------

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-2

                            Ascent Pediatrics, Inc.
                (Name of Registrant as Specified In Its Charter)

                            [NAME OF PERSON FILING]
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                            ASCENT PEDIATRICS, INC.
                       187 BALLARDVALE STREET, SUITE B125
                        WILMINGTON, MASSACHUSETTS 01887

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 10, 1998 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

          1. To elect three Class I Directors for the ensuing three years;

          2. To approve an amendment to the Company's 1992 Equity Incentive Plan, as described herein;

          3. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company for the current fiscal year; and

          4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Wednesday, April 15, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By order of the Board of Directors,

                                          Alan R. Fox
                                          President
May 6, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            ASCENT PEDIATRICS, INC.
                       187 BALLARDVALE STREET, SUITE B125
                        WILMINGTON, MASSACHUSETTS 01887

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 10, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ascent Pediatrics, Inc. (the "Company") for the Annual Meeting of Stockholders to be held on Wednesday, June 10, 1998 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MAY 6, 1998. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF JOHN G. BERNARDI, VICE PRESIDENT, FINANCE AND TREASURER, 187 BALLARDVALE STREET, SUITE B125, WILMINGTON, MASSACHUSETTS 01887. EXHIBITS TO SUCH FORM 10-K WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     On April 15, 1998, the record date for determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 6,921,074 shares of common stock of the Company, $.00004 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

     The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required for approval of the amendment to the 1992 Equity Incentive Plan and the ratification of the selection of the Company's independent auditors.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of January 31, 1998, regarding the beneficial ownership of shares of the Company's Common Stock by
(i) each person or entity known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock ("5% Stockholders"), (ii) each director and director nominee of the Company, (iii) the Named Executive Officers (as defined in the Summary Compensation Table below) and (iv) the directors and executive officers of the Company as a group.

                                                                  AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP(1)
                                                              -----------------------------
                                                               NUMBER
                                                              OF SHARES    PERCENT OF CLASS
                                                              ---------    ----------------
5% STOCKHOLDERS
Triumph-Connecticut Limited Partnership.....................  1,144,591(2)       14.2%
  60 State Street
  Boston, MA 02109
Medical Science Partners Group..............................    838,468(3)       12.1%
  20 William Street, Suite 250
  Wellesley, MA 02181
Funds affiliated with Burr, Egan, Deleage & Co..............    667,644(4)        9.6%
  One Post Office Square
  Boston, MA 02109
New York Life Insurance Company.............................    659,890(5)        9.4%
  51 Madison Avenue
  New York, NY 10010
Paribas Group...............................................    535,890(6)        7.6%
  c/o White & Case
  1155 Avenue of the Americas
  New York, NY 10036
Atlas Venture Fund II, L.P. ................................    424,063(7)        6.1%
  222 Berkeley Street
  Boston, MA 02109
DIRECTORS
Raymond F. Baddour, Sc.D....................................    257,605(8)        3.7%
Robert E. Baldini...........................................     55,250(9)          *
Emmett Clemente, Ph.D. .....................................    315,150(10)       4.5%
Michael J.F. Du Cros........................................    424,063(11)       6.1%
Alan R. Fox.................................................     63,139(12)         *
Thomas W. Janes.............................................  1,159,190(13)      14.3%
Andre L. Lamotte, Sc.D......................................    850,731(14)      12.2%
Terrance McGuire............................................    667,644(15)       9.6%
Lee J. Schroeder............................................      8,500             *

                                                                  AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP(1)
                                                              -----------------------------
                                                               NUMBER
                                                              OF SHARES    PERCENT OF CLASS
                                                              ---------    ----------------
OTHER NAMED EXECUTIVE OFFICERS
Gregory A. Vannatter........................................     14,371(16)          *
John G. Bernardi............................................      7,437(17)          *
All directors and executive officers as a group (11
  persons)..................................................  3,823,080(18)       45.1%

---------------
  * Represents less than 1% of the outstanding shares of Common Stock of the Company.

 (1) The number of shares beneficially owned by each 5% Stockholder, director and executive officer is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power and also any shares which an individual or group has the right to acquire within 60 days of January 31, 1998 through the conversion of any convertible note or the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Includes 490,000 shares issuable upon conversion of the outstanding principal balance (at January 31, 1998) of the convertible subordinated secured notes (the "Triumph Notes") held by Triumph-Connecticut Limited Partnership ("Triumph"). Also includes 654,591 shares issuable upon the exercise of warrants issued in connection with the issuance of the Triumph Notes (the "Triumph Warrants") held by Triumph. For a description of the Triumph Notes and the Triumph Warrants, see "Certain Relationships and Related Transactions."

 (3) Consists of 755,830 shares held by Medical Science Partners, L.P. ("MSP") (including 17,054 shares issuable upon the exercise of warrants within 60 days of January 31, 1998), 68,947 shares held by Medical Science Partners II, L.P. ("MSP II") (including 11,805 shares issuable upon the exercise of warrants within 60 days of January 31, 1998) and 13,691 shares held by Medical Science II Co-Investment, L.P. ("MS II Co-Invest"). MSP, MSP II and MS II Co-Invest are affiliates under common control.

 (4) Consists of 660,702 shares held by Alta V Limited Partnership ("Alta V") (including 78,361 shares issuable upon the exercise of warrants within 60 days of January 31, 1998) and 6,942 shares held by Customs House Partners (including 823 shares issuable upon the exercise of warrants within 60 days of January 31, 1998). The respective General Partners of each of these funds exercise sole voting and investment power with respect to the shares held by the funds.

 (5) Includes 117,745 shares issuable upon the exercise of warrants within 60 days of January 31, 1998.

 (6) Includes 525,690 shares held by Paribas Principal, Inc. (including 133,383 shares issuable upon the exercise of warrants within 60 days of January 31,
     1998). Also includes 10,200 shares issuable upon the exercise of warrants held by Banque Paribas within 60 days of January 31, 1998. Paribas Principal, Inc. and Banque Paribas are affiliates under common control.

 (7) Includes 39,929 shares issuable upon the exercise of warrants within 60 days of January 31, 1998.

 (8) Includes 22,221 shares issuable upon the exercise of warrants within 60 days of January 31, 1998.

 (9) Consists of 55,250 shares issuable upon the exercise of options within 60 days of January 31, 1998.

(10) Includes 144,500 shares issuable upon the exercise of options within 60 days of January 31, 1998.

(11) Consists of the shares described in note (7). Mr. Du Cros is a Limited Partner of Atlas Venture Fund II, L.P. ("Atlas Venture") and may be considered the beneficial owner of the shares held by Atlas Venture, although Mr. Du Cros disclaims such beneficial ownership, except as to his pecuniary interest therein.

(12) Includes 57,289 shares held by Mr. Fox (including 3,332 shares issuable upon the exercise of warrants and 38,250 shares issuable upon the exercise of options within 60 days of January 31, 1998). Also includes 3,750 shares held by Mr. Fox's spouse (including 443 shares issuable upon the exercise of warrants within 60 days of January 31, 1998) and 2,100 shares held by Mr. Fox's children.

(13) Includes the shares described in note (2). Also includes 6,252 shares issuable upon conversion of the outstanding principal balance (at January 31, 1998) of the Triumph Notes held by a profit sharing plan for the benefit of Mr. Janes (the "Janes Plan") and 8,347 shares issuable upon the exercise of the Triumph Warrants held by the Janes Plan. Mr. Janes is a General Partner of Triumph and may be considered the beneficial owner of the shares held by Triumph, although Mr. Janes disclaims such beneficial ownership, except as to his pecuniary interest therein.

(14) Includes the shares described in note (3). Also includes 12,263 shares held by Dr. Lamotte (including 3,110 shares issuable upon the exercise of warrants within 60 days of January 31, 1998). Dr. Lamotte is the Managing General Partner of the General Partners of MSP, MSP II and MS II Co-Invest and may be considered the beneficial owner of the shares held by such entities, although Dr. Lamotte disclaims such beneficial ownership, except as to his pecuniary interest therein.

(15) Consists of the shares described in note (4). Mr. McGuire is a General Partner of Alta V Management Partners, L.P. ("Alta Management"), which is the general partner of Alta V, and may be considered the beneficial owner of the shares held by Alta V, although Mr. McGuire disclaims such beneficial ownership, except as to his pecuniary interest therein. Mr. McGuire disclaims all beneficial ownership to the shares held by Customs House Partners.

(16) Includes four shares issuable upon the exercise of warrants and 7,437 shares issuable upon the exercise of options within 60 days of January 31, 1998.

(17) Includes 7,437 shares issuable upon the exercise of options within 60 days of January 31, 1998.

(18) See notes (8) through (17).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by regulations promulgated by the Commission to furnish the Company with copies of all Section 16(a) forms filed by such person with respect to the Company.

     Based solely on its review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act, or written representations from reporting persons that no Form 5 filing was required for such person, the Company believes that, during 1997, all filings required to be made by reporting persons of the Company were timely made in accordance with the requirements of the Exchange Act other than the filing of a Form 4 by Dr. Emmett Clemente in connection with the exercise of a Common Stock purchase warrant and the filing of a Form 4 by Mr. Gregory Vannatter in connection with the purchase of Common Stock, which filings were not made on a timely basis.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company has a staggered Board of Directors consisting of three Class I Directors, three Class II Directors and three Class III Directors. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class I Directors will be elected at the 1998 Annual Meeting for a three-year term expiring at the 2001 Annual Meeting; the Class II Directors will be elected at the 1999 Annual Meeting for a three-year term expiring at the 2002 Annual Meeting; and the Class III Directors will be elected at the 2000 Annual Meeting for a three-year term expiring at the 2003 Annual Meeting.

     The persons named in the enclosed proxy will vote to elect, as Class I Directors, Raymond F. Baddour, Sc.D., Michael J.F. Du Cros and Lee J. Schroeder, the three director nominees named below, unless the proxy is marked otherwise. Dr. Baddour and Messrs. Du Cros and Schroeder are currently directors of the Company.

     Each Class I director will be elected to hold office until the annual meeting of stockholders to be held in 2001 and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     Set forth below are the name and age of each member of the Board of Directors, including those who are nominees for election as Class I Directors, and the position and offices held by such member, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company.

                                                                  PRINCIPAL OCCUPATION, OTHER
                                              DIRECTOR      BUSINESS EXPERIENCE DURING THE PAST FIVE
NAME                                   AGE     SINCE             YEARS AND OTHER DIRECTORSHIPS
----                                   ----   --------      ----------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2001
(CLASS I DIRECTORS)
Raymond F. Baddour, Sc.D.............    73     1989     Lammot du Pont Professor Emeritus of Chemical
                                                         Engineering at the Massachusetts Institute of
                                                         Technology since 1989; Co-founder and director
                                                         of Amgen Inc., a biopharmaceutical company,
                                                         from 1980 to 1997 and of MatTek Corp., a
                                                         specialty biomaterials company; director of
                                                         Hyseq, Inc., a biotechnology company and
                                                         Scully Signal Co., a signal device company.

Michael J.F. Du Cros.................    60     1993     Partner of Atlas Venture, a venture capital
                                                         firm, since 1993; Limited Partner of Aspen
                                                         Venture Partners, L.P., a limited partnership
                                                         formed to carry on the venture capital
                                                         activities of 3i Ventures in the United
                                                         States, since 1991; Chief Executive Officer of
                                                         Protein Databases, Inc., a life science
                                                         instrumentation company, from 1984 to 1988;
                                                         director of Cardima, Inc., a medical device
                                                         company.

                                                                  PRINCIPAL OCCUPATION, OTHER
                                              DIRECTOR      BUSINESS EXPERIENCE DURING THE PAST FIVE
NAME                                    AGE     SINCE             YEARS AND OTHER DIRECTORSHIPS
----                                    ----  --------      ----------------------------------------
Lee J. Schroeder.....................    69     1990     President of Lee Schroeder and Associates,
                                                         Inc., a pharmaceutical consulting company,
                                                         since 1985; President of the Lincoln Wholesale
                                                         Drug Company, a wholesale drug company, from
                                                         1983 to 1985; Executive Vice President of
                                                         Sandoz, Inc., U.S., a pharmaceutical company,
                                                         from 1981 to 1983; Vice President and General
                                                         Manager of Dorsey Laboratories, a
                                                         pharmaceutical company, from 1974 to 1981;
                                                         director of Interneuron Pharmaceuticals, Inc.,
                                                         MGI Pharmaceuticals, Inc. and Celgene
                                                         Corporation, each a pharmaceutical company.

DIRECTORS WHOSE TERMS EXPIRE IN 1999
(CLASS II DIRECTORS)
Alan R. Fox..........................    53     1996     President and Chief Executive Officer of the
                                                         Company since May 1996; President of Mead
                                                         Johnson Europe, an infant formula and
                                                         nutritional company, from 1991 to May 1996;
                                                         President and General Manager of Mead Johnson
                                                         Canada, an infant formula and nutritional
                                                         company, from 1981 to 1991; various positions,
                                                         including as a Manager of Marketing and Sales
                                                         for the Bristol Laboratories Division of
                                                         Bristol-Myers Squibb, Inc., a pharmaceutical
                                                         company, from 1968 to 1981.

Robert E. Baldini....................    67     1993     Vice Chairman of the Board of Directors of the
                                                         Company since April 1996; consultant to, and a
                                                         director of, several private and public
                                                         pharmaceutical and medical device companies;
                                                         Senior Vice President of Sales and Marketing
                                                         for Key Pharmaceuticals from 1982 to 1986 and
                                                         following the acquisition of Key
                                                         Pharmaceuticals by Schering-Plough Corporation
                                                         ("Schering-Plough") in 1986, various positions
                                                         with the Key Pharmaceuticals Division of
                                                         Schering-Plough until 1995, last serving as
                                                         its President; Executive Director of Sales and
                                                         Promotion of Ciba-Geigy Corporation, a
                                                         pharmaceutical and chemical company, from 1977
                                                         to 1982; Vice Chairman of the Board of
                                                         Directors of KOS Pharmaceuticals, Inc., a
                                                         pharmaceutical company.

Thomas W. Janes......................    42     1997     Managing Director of Triumph Capital Group,
                                                         Inc. since 1990 and a General Partner of
                                                         Triumph since 1993, both private equity money
                                                         management firms; director of Dairy Mart
                                                         Convenience Stores, Inc., a franchise retail
                                                         convenience store company, and Alarmguard
                                                         Holdings, Inc., a home and business security
                                                         alarm system company.

                                                                  PRINCIPAL OCCUPATION, OTHER
                                              DIRECTOR      BUSINESS EXPERIENCE DURING THE PAST FIVE
NAME                                    AGE     SINCE             YEARS AND OTHER DIRECTORSHIPS
----                                    ---   --------      ----------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 2000
(CLASS III DIRECTORS)
Emmett Clemente, Ph.D................    59     1989     Founder of the Company in 1989 and Chairman of
                                                         the Board of Directors since May 1996; Chief
                                                         Executive Officer of the Company from 1989 to
                                                         1996; Director of Pharmaceutical Research for
                                                         Fisons Corporation, U.S., a pharmaceutical
                                                         company ("Fisons"), from 1980 to 1989 and
                                                         Director of New Product Development and
                                                         Acquisitions of Fisons from 1972 to 1980;
                                                         Chief Scientist in the Consumer Products
                                                         Division of Warner-Lambert Company, a
                                                         pharmaceutical company, from 1970 to 1972;
                                                         Senior Scientist of Richardson-Merrell
                                                         Company, a pharmaceutical company, from 1967
                                                         to 1970.

Andre Lamotte, Sc.D..................    49     1989     Managing General Partner of Medical Science
                                                         Ventures, L.P., the general partner of MSP,
                                                         the venture capital firm founded by Harvard
                                                         University, since 1989; General Manager of the
                                                         Merieux Institute, Inc., the U.S. affiliate of
                                                         Institute Merieux and Pasteur Vaccines, from
                                                         1983 to 1988; director of OraVax, Inc., a
                                                         biotechnology company.

Terrance McGuire.....................    41     1993     Founding General Partner of Polaris Venture
                                                         Partners since 1996 and General Partner of
                                                         Beta Partners Limited Partnership since 1989,
                                                         both venture capital firms; General Partner of
                                                         Alta Management, the general partner of Alta
                                                         V, a venture capital fund associated with
                                                         Burr, Egan, Deleage & Co., since 1989;
                                                         director of Integ, Incorporated, a medical
                                                         diagnostic company, Cubist Pharmaceuticals,
                                                         Inc., a pharmaceutical company, and several
                                                         private health care companies.

     For information relating to shares of Common Stock beneficially owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

     Thomas W. Janes was nominated and elected to the Board of Directors pursuant to the terms of a securities purchase agreement (the "Triumph Agreement") dated January 31, 1997 between the Company, Triumph and certain other purchasers identified therein (the "Triumph Purchasers"). For a description of the Triumph Agreement, see "Certain Relationships and Related Transactions."

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors met eight times (including by telephone conference and by written consent) during 1997. All directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served.

     The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers, makes recommendations concerning and grants stock options pursuant to the Company's stock option plans. The Compensation Committee held one formal meeting and a number of informal meetings during 1997. The current members of the Compensation Committee are Dr. Lamotte and Messrs. Janes, McGuire and Schroeder.

     The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held one meeting during 1997. The members of the Audit Committee are Messrs. Baldini and Du Cros and Dr. Baddour.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

COMPENSATION OF DIRECTORS

     Messrs. Baldini and Schroeder are paid $6,000 per annum as compensation for serving on the Board of Directors. No other directors currently are compensated for serving on the Board of Directors. All of the directors are reimbursed for their expenses incurred in connection with their attendance at Board of Directors and committee meetings.

     In March 1997, the Company adopted the 1997 Director Stock Option Plan (the "Director Plan"). Under the terms of the Director Plan, options to purchase 15,000 shares of Common Stock were granted to each director of the Company other than Dr. Clemente and Mr. Fox on May 29, 1997, the date on which the initial public offering price of shares of the Company's Common Stock was determined (the "Pricing Date"), at an exercise price of $9.00 per share (the initial public offering price). Options to purchase 15,000 shares of Common Stock will be granted to each new non-employee director upon his or her initial election to the Board of Directors. Annual options to purchase 5,000 shares of Common Stock will be granted to each non-employee director on May 1 of each year commencing in 1998. All options vest on the first anniversary of the date of grant. However, the exercisability of these options will be accelerated upon the occurrence of a change in control of the Company (as defined in the Director
Plan). A total of 300,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. With the exception of the options granted on the Pricing Date, the exercise price of all options granted under the Director Plan will equal the closing price of the Common Stock on the date of grant. As of January 31, 1998, options to purchase an aggregate of 105,000 shares of Common Stock were outstanding under the Director Plan.

     The Company is a party to a consulting agreement with Mr. Robert E. Baldini, the Company's Vice Chairman, dated April 1, 1996. Pursuant to this agreement, Mr. Baldini provides certain consulting services as requested by the Company in return for compensation of $1,500 per day. Mr. Baldini was paid $12,000 in consulting fees in 1997 pursuant to this agreement. Upon execution of this agreement, the Company granted Mr. Baldini an option under the Company's 1992 Equity Incentive Plan exercisable for 85,000 shares of Common Stock vesting in four equal annual installments. This consulting agreement expires on April 1, 2000, unless extended by mutual agreement of the Company and Mr. Baldini.

     The Company has also entered into or engaged in certain other transactions with directors of the Company or affiliates of directors of the Company. See "Certain Relationships and Related Transactions."

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation for the fiscal years ended December 31, 1997 ("fiscal 1997") and December 31, 1996 for the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 in fiscal 1997 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                        ------------
                                                 ANNUAL COMPENSATION     SECURITIES
                                                 --------------------    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY      BONUS       OPTIONS      COMPENSATION
---------------------------               ----   ---------   --------   ------------   ------------
Alan R. Fox.............................  1997   $207,753    $36,500           --             --
  President and Chief Executive           1996    135,000         --      153,000             --
  Officer(1)

Emmett Clemente, Ph.D. .................  1997    201,083     47,232           --        $ 7,705(2)
  Chairman of the Board                   1996    190,500     41,600      144,500         14,119(2)
  of Directors

Gregory A. Vannatter....................  1997    153,000         --           --         32,436(4)
  Vice President, Marketing(3)            1996     31,511         --       29,750             --

John G. Bernardi........................  1997    128,092         --           --             --
  Vice President, Finance and             1996     64,904         --       29,750             --
  Treasurer(5)

---------------
(1) Mr. Fox joined the Company as President in May 1996.

(2) Reflects amounts paid by the Company for insurance premiums with respect to life insurance for the benefit of Dr. Clemente in 1997 and 1996.

(3) Mr. Vannatter joined the Company as Vice President, Marketing in October
    1996.

(4) Reflects the amount paid by the Company for relocation costs, including related tax adjustments, for the benefit of Mr. Vannatter in 1997.

(5) Mr. Bernardi joined the Company as Vice President, Finance and Treasurer in June 1996.

OPTION GRANTS TABLE

     No stock options were granted to any of the Named Executive Officers in fiscal 1997.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION TABLE

     The following table sets forth certain information regarding the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1997. No stock options were exercised by any of the Named Executive Officers in fiscal 1997.

                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                                                             VALUE OF UNEXERCISED
                                            NUMBER OF SHARES UNDERLYING      IN-THE-MONEY OPTIONS
                                            OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
NAME                                        EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                                        ---------------------------   -------------------------
Alan R. Fox...............................         38,250/114,750               $134,717/$404,150
Emmett Clemente, Ph.D.....................        142,800/1,700                  512,947/5,987
Gregory A. Vannatter......................          7,437/22,313                  26,193/78,586
John G. Bernardi..........................          7,437/22,313                  26,193/78,586

---------------
(1) The closing price for the Common Stock as reported by the Nasdaq National Market on December 31, 1997 (the last day of trading in 1997) was $5.875. Value is calculated on the basis of the difference between the option exercise price and $5.875, multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENT

     The Company is a party to an employment agreement with Dr. Emmett Clemente for the period commencing March 16, 1994 and ending March 15, 1999, unless extended by mutual agreement of the Company and Dr. Clemente. Under this agreement, Dr. Clemente is entitled to receive an annual base salary of $210,300, as it may be adjusted, and an annual bonus of up to 30% of his annual base salary based upon the attainment of certain performance criteria set by the Board of Directors annually (with the potential to exceed 30% of his annual base salary, at the Board of Directors' discretion, in the event that the Company achieves break-even cash flow). In addition, as part of Dr. Clemente's annual compensation review, the Board of Directors is required to consider granting Dr. Clemente a stock option to acquire additional shares of Common Stock. In the event Dr. Clemente's employment is terminated by the Company without cause, Dr. Clemente will continue to receive his annual base salary for the one-year period commencing on the effective date of termination. In addition, if the Company terminates the employment of Dr. Clemente without cause, the Company is required to continue to provide Dr. Clemente with benefits for the 18 month period following the effective date of termination. Any payments or benefits to be provided by the Company in the event of its termination of Dr. Clemente's employment without cause will be reduced dollar for dollar by any payments or benefits received by Dr. Clemente from any other employer during the period in which the Company is required to provide such payments or benefits. Following the cessation or termination of his employment by the Company, Dr. Clemente has agreed that, for a period of two years, he will not compete with the Company with respect to any products developed, produced, marketed or sold by the Company during his tenure with the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation for these individuals.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of business objectives of the Company and/or the individual executive's particular area of responsibility. By tying compensation in part to achievement, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     The compensation programs for the Company's executives established by the Compensation Committee consist principally of two elements based upon the foregoing objectives: base salary and a stock-based equity incentive in the form of participation in the Company's stock option plans.

     In establishing base salaries for the executive officers, including the Chief Executive Officer, the Compensation Committee monitors salaries at other companies, particularly those that are in the same industry as the Company or related industries and/or located in the same general geographic area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance.

     The Compensation Committee uses stock options as a significant element of the compensation package of the Company's executive officers, including the Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value and because they reward the executives only to the extent that stockholders also benefit. The Board of Directors currently grants stock options based on the recommendation of the Compensation Committee. It is not the policy of the Compensation Committee to recommend the grant of stock options to executives annually, and the timing of such grants depends upon a number of factors, including new hires of executives, the executives' current stock and option holdings and such other factors as the Compensation Committee deems relevant. In 1997, after reviewing the Company's executive officers' stock and option holdings, the Compensation Committee determined not to recommend the grant of any stock options to the executive officers of the Company. When recommending the grant of stock options, it has generally been the policy of the Compensation Committee to recommend that the exercise price of such options be fixed at 100% of the fair market value of the Common Stock on the date of grant.

     In addition to base salary and stock options, the Compensation Committee also considers the payment of cash bonuses as part of its compensation programs. In this regard, the Compensation Committee determined to pay cash bonuses to Mr. Fox and Dr. Clemente for 1997. In establishing the amounts of the cash bonuses for 1997, the Compensation Committee considered the Company's achievements in 1997, including the consummation of the Company's initial public offering, the closing of the acquisition of the Feverall product line from Upsher-Smith Laboratories, Inc., the establishment of the Company's dedicated sales force and the introduction of the Company's initial two products to the market and the roles played by Mr. Fox and Dr. Clemente in accomplishing such achievements.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). Based on the compensation awarded to Mr. Fox and the other Named Executive Officers of the Company, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term. While the Compensation Committee does not currently intend to qualify its incentive awards as a performance-based plan, it will continue to monitor the impact of
Section 162(m) on the Company.

                                          COMPENSATION COMMITTEE

                                          Thomas W. Janes
                                          Andre L. Lamotte, Sc.D.
                                          Terrance McGuire
                                          Lee J. Schroeder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Company's Compensation Committee are Dr. Lamotte and Messrs. Janes, McGuire and Schroeder. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

     Since January 1, 1997, the Company has entered into or engaged in certain transactions with Mr. Janes and Dr. Lamotte and affiliates of Messrs. Janes and McGuire and Dr. Lamotte. See "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1997, the Company has entered into or engaged in the following transactions with the following directors, executive officers and 5% Stockholders, and affiliates of such directors, officers and 5% Stockholders (collectively, the "Affiliates"):

     On June 28, 1996, December 18, 1996, February 3, 1997, February 19, 1997 and February 28, 1997, the Company issued and sold an aggregate of 1,915,765 shares of its Series F Convertible Preferred Stock at a purchase price of $6.50 per share and issued warrants exercisable for an aggregate of 651,334 shares of Common Stock at a purchase price of $7.65 per share (the "Series F Common Warrants"). In addition, on February 28, 1997, the Company issued a warrant exercisable for 10,200 shares of Common Stock at an exercise price of $8.24 per share to Banque Paribas as consideration for placement agent services in connection with the sale of shares of Series F Convertible Preferred Stock. The purchasers of the shares of Series F Convertible Preferred Stock and the Series F Common Warrants included, among others, the following directors, officers and Affiliates of the Company:

                                                                 SERIES F
                                                     SERIES F     COMMON         TOTAL
NAME                                                  SHARES     WARRANTS    CONSIDERATION
----                                                 --------    --------    -------------
Alta V Limited Partnership.........................  190,308      64,702      $2,226,612
Atlas Venture Fund II, L.P.........................   76,923      26,153       1,250,000
Customs House Partners.............................    2,000         680          23,398
Alan R. Fox........................................   11,538       3,921          74,997
Bonnie S. Fox......................................    1,538         522           9,997
Andre L. Lamotte, Sc.D.............................    7,692       2,614          49,998
Medical Science Partners, L.P......................   76,923      26,153         500,000
Medical Science Partners II, L.P...................       --          --         500,004
New York Life Insurance Company....................  346,153     117,691       2,999,995
Paribas Principal, Inc. ...........................  461,538     156,922       2,999,997
Gregory A. Vannatter...............................    7,692       2,614          49,998

Upon the closing of the Company's initial public offering of Common Stock on June 4, 1997, each share of Series F Convertible Preferred Stock automatically converted into 0.85 shares of Common Stock, the number of shares of Common Stock issuable upon exercise of the Series F Common Warrants automatically decreased to 0.85 of the number of shares issuable prior to such closing, and the exercise price of the Series F Common Warrants increased to $9.00 per share. The Series F Common Warrants and the warrant issued to Banque Paribas contain a cashless exercise feature.

     On January 31, 1997, the Company entered into a securities purchase agreement (the "Triumph Agreement") with Triumph and certain other purchasers identified therein (the "Triumph Purchasers"), pursuant to which the Company issued on January 31, 1997 and June 4, 1997 the Triumph Notes in an aggregate amount of $7,000,000 and the Triumph Warrants exercisable for an aggregate of 561,073 and 218,195 shares of Common Stock at per share exercise prices of $0.01 and $5.29, respectively. As of March 15, 1998, the Company had paid an aggregate of $1,745,625 to Triumph under the Triumph Notes representing two quarterly payments of principal and interest.

     Through the Janes Plan, Thomas W. Janes purchased an aggregate of $75,000 of the Triumph Notes then currently outstanding and Triumph Warrants exercisable for 6,010 shares of Common Stock at an exercise price of $0.01 per share and 2,337 shares of Common Stock at an exercise price of $5.29 per share

(for total consideration of $75,000). As of March 15, 1998, the Company had paid an aggregate of $22,235 to Mr. Janes under the Triumph Notes representing two quarterly payments of principal and interest.

     The Company may redeem the Triumph Notes by paying 100% of the outstanding principal balance plus accrued interest at any time. Upon a change in control of the Company, as defined in the Triumph Agreement, the holders of the Triumph Notes may elect to have the Triumph Notes purchased by the Company at 100% of the outstanding principal balance plus accrued interest. The Triumph Notes are secured by a lien on all of the Company's assets, prohibit the payment of dividends by the Company and, subject to certain exceptions (including for up to $6,000,000 of senior secured bank financing and $5,500,000 of secured purchase money financing in connection with the acquisition of the Feverall product line) prohibit the incurrence of additional indebtedness. The Triumph Notes are required to be paid in eight equal quarterly principal payments and require quarterly interest payments on the unpaid principal balance, at a rate equal to the lesser of ten percent or 3.5% over the prime rate. As of March 15, 1998, the Company had paid an aggregate of $2,078,125 under the Triumph Notes representing two quarterly payments of principal and interest. The holders of the Triumph Notes may convert the outstanding principal balance of the Triumph Notes at a conversion price of $9.00 per share at their election at any time prior to June 4, 1999 (subject to certain requirements as to the minimum amount to be so converted as provided in the Triumph Agreement).

     The Triumph Agreement also provides that, until the later of (i) the payment of all amounts outstanding under the Triumph Notes and (ii) December 2, 1999, the Company shall use its best efforts to cause the number of members of the Board of Directors to be fixed at nine and to cause the nominee of the holders of a majority of the shares issuable upon exercise of the Triumph Warrants to be nominated, elected and maintained as a director of the Company.

     Certain persons and entities (the "Rightholders"), including the purchasers of the Company's Series F Convertible Preferred Stock and related warrants and the holders of the Triumph Warrants and Triumph Notes listed above are entitled to certain rights with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act") of certain shares of the Company's Common Stock (the "Registrable Shares), including shares of Common Stock that were acquired pursuant to the conversion of shares of convertible preferred stock of the Company or that may be acquired pursuant to the conversion of the Triumph Notes or the exercise of certain options or warrants under the terms of agreements among the Company and such persons and entities (the "Registration Agreements"). The Registration Agreements generally provide that in the event the Company proposes to register any of its securities under the Securities Act at any time, with certain exceptions, the Rightholders shall be entitled to include Registrable Shares in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration for marketing reasons some or all of such Registrable Shares. The Rightholders have the additional right under certain Registration Agreements to require the Company to prepare and file registration statements under the Securities Act with respect to all of the Registrable Shares, including shares of Common Stock that may be acquired upon the exercise of outstanding warrants, if such Rightholders holding specified percentages of such Registrable Shares so request, and the Company is required to use its best efforts to effect such registration, subject to certain conditions and limitations. In addition to the registration rights described above, with respect to the shares of Common Stock issuable upon conversion of the Triumph Notes, the Company is required to file a "shelf" registration statement covering all of the Registrable Shares once the Company has become eligible to file a registration statement on Form S-3, which the Company expects to occur on or about June 4, 1998. The Company is generally required to bear the expense of all such registrations. As of December 31, 1997, approximately 7,038,121 shares of Common Stock (including shares issuable pursuant to the exercise of warrants and the conversion of the Triumph Notes) were subject to Registration Agreements.

     For a description of the employment agreement between the Company and its Chairman, see "Proposal I -- Election of Directors -- Employment Agreement." For a description of stock options granted to certain directors of the Company, see "Proposal I -- Election of Directors -- Compensation of Directors." For a description of the relationship between certain directors of the Company and certain Affiliates, see "Proposal I -- Election of Directors," and for a description of the consulting arrangement between the Company and its Vice Chairman, see "Proposal I -- Election of Directors -- Compensation of Directors."

     The Company believes that the securities issued in the transactions described above were sold at their then fair market value and that the terms of the transactions described above were no less favorable than the Company could have obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

     The stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from May 29, 1997 (the effective date of the Company's initial public offering) through December 31, 1997 with the cumulative total return on (i) the Nasdaq U.S. Market Index and
(ii) the Nasdaq Pharmaceuticals Index. This graph assumes the investment of $100 in the Company's Common Stock (at the initial public offering price), the Nasdaq U.S. Market Index and the Nasdaq Pharmaceuticals Index on May 29, 1997 and assumes dividends are reinvested.

                                                5/29/97      12/31/97
                                                -------      --------
Ascent Pediatrics, Inc. .....................   $100.00      $ 65.28
Nasdaq U.S. Market Index ....................    100.00       113.03
Nasdaq Pharmaceuticals Index.................    100.00       100.44

                   PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE
                      COMPANY'S 1992 EQUITY INCENTIVE PLAN

     The Company's 1992 Equity Incentive Plan (the "Equity Plan") currently provides for the grant of incentive and non-statutory stock options and restricted stock awards to employees, officers and directors of, and consultants and advisors to, the Company to purchase up to 1,350,000 shares of the Company's Common Stock. On April 13, 1998, the Board of Directors of the Company adopted, subject to stockholder approval, an amendment (the "Amendment") to the Equity Plan, providing for an increase in the number of shares of the Company's Common Stock available for issuance under the Equity Plan from 1,350,000 to 1,850,000. The Board of Directors believes that awards under the Equity Plan, including stock options, have been and will continue to be an important compensation element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE AMENDMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE EQUITY PLAN

     The Equity Plan was adopted by the Company's Board of Directors in September 1992 and approved by its stockholders in February 1993, and will terminate in February 2003, unless earlier terminated in accordance with the terms of the Equity Plan.

     Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price during a period specified in the applicable option agreement. Restricted stock awards under the Equity Plan entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase in favor of the Company of the unvested portion of the Common Stock subject to the award upon the termination of the recipient's employment or other relationship with the Company. As of April 13, 1998, options to purchase a total of 1,326,311 shares of Common Stock were outstanding under the Equity Plan, and options to purchase a total of 23,150 shares of Common Stock had been exercised. As of April 13, 1998, no restricted stock awards had been made under the Equity Plan. The maximum number of shares with respect to which options or restricted stock awards may be granted to any employee under the Equity Plan may not exceed 500,000 shares of Common Stock in any year.

     The Equity Plan is administered by the Board of Directors and its Compensation Committee. Subject to the provisions of the Equity Plan, the Board of Directors and the Compensation Committee have the authority to select the participants to whom stock options and restricted stock awards are granted and determine the terms of each option or restricted stock award, including (i) the number of shares of Common Stock subject to such option or restricted stock award, (ii) when an option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years) and (v) in the case of restricted stock awards, the duration of certain restrictions on the transfer of such stock. The outstanding stock options generally become exercisable over a four-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment or other relationship with the Company).

     Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including the delivery of a promissory note payable on terms specified by the Board of Directors or the Compensation Committee) approved by the Board of Directors or the Compensation Committee. Except as may be approved by the Board of Directors or the Compensation Committee, stock options and restricted stock awards are not assignable or transferable, except by will and the laws of descent and distribution, and, in the case of non-statutory stock options, pursuant to a qualified domestic relations order.

     As of March 31, 1998, the Company had 105 full-time employees, all of whom were eligible to participate in the Equity Plan. The number of individuals receiving stock options or restricted stock awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine option or award recipients.

     The Board of Directors or the Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the Equity Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors or the Compensation Committee, so long as not inconsistent with the Equity Plan or with applicable law. The Board of Directors or the Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the Equity Plan may be exercised.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options and awards granted under the Equity Plan and with respect to the sale of Common Stock acquired under the Equity Plan.

INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

NON-STATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a non-statutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

RESTRICTED STOCK AWARDS

     A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

TAX CONSEQUENCES TO THE COMPANY

     The grant of an award under the Equity Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Equity Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Equity Plan, including as a result of the exercise of a non-statutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the Equity Plan who are employees or otherwise subject to withholding.

                 PROPOSAL 3 -- RATIFICATION OF THE SELECTION OF
                               INDEPENDENT AUDITORS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as auditors of the Company for the year ending December 31, 1998, subject to ratification by the stockholders at the Meeting. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P., the Board of Directors will reconsider the matter. A representative of Coopers & Lybrand L.L.P., which served as auditors for the year ended December 31, 1997, is expected to be present at the Meeting, to respond to appropriate questions, and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 187 Ballardvale Drive, Suite B125, Wilmington, Massachusetts 01887, no later than January 6, 1999 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors,

                                          Alan R. Fox
                                          President

May 6, 1998

[X} PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-----------------------------
   ASCENT PEDIATRICS, INC.
-----------------------------




Mark box at right if an address change or comment has been noted on    [ ]
the reverse side of this card.

RECORD DATE SHARES:






                                                       -------------------------
     Please be sure to sign and date this Proxy.       Date
--------------------------------------------------------------------------------


-----Stockholder sign here-----------------------------Co-owner sign here------




                                                      FOR ALL   WITH-    FOR ALL
1. To elect the following persons as Class I          NOMINEES   HOLD     EXCEPT
   Directors for the ensuing three years:
                                                        [ ]      [ ]      [ ]

                               RAYMOND F. BADDOUR
                             MICHAEL J. F. DU CROS
                                LEE J. SCHROEDER

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

                                                        FOR   AGAINST   ABSTAIN

2. To approve an amendment to the Company's 1992        [ ]     [ ]       [ ]
   Equity Incentive Plan.

3. To ratify the selection of Coopers & Lybrand L.L.P.  [ ]     [ ]       [ ]
   as independent auditors of the Company for the current fiscal year.


IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEROF.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.


DETACH CARD                                                          DETACH CARD

PROXY                       ASCENT PEDIATRICS, INC.                       PROXY


                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 10, 1998


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.


The undersigned, having received notice of the meeting and the Proxy Statement therefor and revoking all prior proxies, hereby appoint(s) Emmett Clemente, Alan
R. Fox and John G. Bernardi, and each of them (with full power of substitution), as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Ascent Pediatrics, Inc. (the "Company") to be held on Wednesday, June 10, 1998 and any adjourned session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.


Attendance of the undersigned at the meeting or at any adjourned session therof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.



--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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